Exhibit 3.1

SECOND RESTATED CERTIFICATE OF INCORPORATION

OF

STIFEL FINANCIAL CORP.

STIFEL FINANCIAL CORP. (the “Corporation”), a corporation existing under and by virtue of the General Corporation Law of Delaware (as the same exists or may hereafter exist, as amended, the “DGCL”) does hereby certify as follows:

The name of the Corporation is Stifel Financial Corp. The Corporation was organized December 31, 1981 under the name of SN Alliance, Inc. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on December 31, 1981. On June 1, 1983, in accordance with the provisions of Section 245 of the DGCL, the Corporation filed with the Secretary of State of the State of Delaware a Restated Certificate of Incorporation (the “1983 Restated Certificate of Incorporation”). On each of May 11, 1987, November 28, 1989, May 31, 2001, June 3, 2009, December 22, 2017, June 6, 2018 and August 10, 2023, in accordance with the provisions of Section 242 of the DGCL, the Corporation filed a Certificate of Amendment to the Restated Certificate of Incorporation. Pursuant to Section 151 of the DGCL, the Corporation filed: (i) a Certificate of Designation of Preferences and Rights of Series A Junior Participating Preferred Stock on July 10, 1987; (ii) a Certificate of Designation of Preferences and Rights of the Special Voting Preferred Stock June 30, 2010; (iii) a Certificate of Designation of Preferences and Rights of 6.25% Non-Cumulative Preferred Stock, Series A on July 14, 2016; (iv) (a) a Certificate of Designation of Preferences and Rights of 6.25% Non-Cumulative Preferred Stock, Series B on February 27, 2019 and (b) a Certificate of Correction with respect to the 6.25% Non-Cumulative Preferred Stock, Series B on February 27, 2019; (v) a Certificate of Designation of Preferences and Rights of 6.125% Non-Cumulative Preferred Stock, Series C on May 18, 2020; and (vi) a Certificate of Designation of Preferences and Rights of 4.50% Non-Cumulative Preferred Stock, Series D on July 21, 2021.

This Second Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) has been duly adopted in accordance with the provisions of Section 245 of the DGCL and restates, integrates and supersedes (but does not amend) the provisions of the Restated Certificate of Incorporation of the Corporation, as heretofore amended and supplemented.

The text of the 1983 Restated Certificate of Incorporation is hereby restated and integrated to read in its entirety as follows:

FIRST: The name of the Corporation is STIFEL FINANCIAL CORP.

SECOND: Its registered office in the State of Delaware is located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

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FOURTH:

A. The aggregate shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Ninety-Seven Million (197,000,000) shares, consisting of Three Million (3,000,000) shares of preferred stock of the par value of One Dollar ($1.00) each (hereinafter called the “Preferred Stock”) and One Hundred Ninety-Four Million (194,000,000) shares of common stock of the par value of Fifteen Cents ($0.15) each (hereinafter called the “Common Stock”).

B. Any number of shares of the 3,000,000 shares of Preferred Stock may be issued from time to time in one or more series of Preferred Stock. The designations, the relative preferences and participating, optional and other special rights, and the qualifications, limitations or restrictions of other series, if any, may differ from those of any and all other series, and the Board of Directors is hereby expressly authorized to fix by resolution or resolutions prior to the issuance of any shares of any series of the Preferred Stock, the designation, preferences, relative, participating, optional and other special rights or the qualifications, limitations or restrictions of such series, including without limiting the generality of the foregoing, the following:

i. The date and time at which, and the terms and conditions on which, dividends on such series of Preferred Stock shall be paid;

ii. The right, if any of the holders of shares of such series of Preferred Stock to vote and the manner of voting, except as may otherwise be provided by the General Corporation Law of the State of Delaware;

iii. The right, if any, of the holders of shares of such series of Preferred Stock to convert the same into or exchange the same for other classes of stock of the Corporation and the terms and conditions for such conversion and exchange;

iv. The redemption price or prices and the time at which, and the terms and conditions on which, the shares of such series of Preferred Stock may be redeemed;

v. The rights of the holders of shares of such series of Preferred Stock upon the voluntary or involuntary liquidation, distribution, or sale of assets, dissolution or winding up of the Corporation, and;

vi. The terms of the sinking fund or redemption or purchase account, if any, to be provided for such series of Preferred Stock.

C. Subject to the provisions of the Preferred Stock, dividends payable on the Common Stock of the Corporation is cash or otherwise may be declared and paid on the shares of the Common Stock of the Corporation from time to time out of any funds or property legally available therefore, and in the event of any such declaration or payment the holders of Common Stock of the Corporation shall be entitled, to the exclusion of the holders of the Preferred Stock, to share therein.

D. In the event of any liquidation, dissolution or winding up of the Corporation, after distribution and payment in full shall have been made to the holders of the Preferred Stock in accordance with the terms thereof, the remainder of the assets, if any, of the Corporation shall be distributed pro rata among the holders of the Common Stock of the Corporation.

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E. The holders of the Common Stock shall, subject to the provisions of the By-laws of the Corporation and the General Corporation Law of the State of Delaware relating to the fixing of a record date, be entitled to one vote for each share held by them respectively in the election of directors and for all other purposes.

F. (i) On July 10, 1987, the Board of Directors duly designated 100,000 shares of the authorized and unissued Preferred Stock of the Corporation as “Series A Junior Participating Preferred Stock”, with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth on Exhibit A hereto.

(ii) On June 30, 2010, the Board of Directors duly designated one share of the authorized and unissued Preferred Stock of the Corporation as “Special Voting Preferred Stock”, with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth on Exhibit B hereto.

(iii) On July 14, 2016, the Board of Directors duly designated 6,000 shares of the authorized and unissued Preferred Stock of the Corporation as “6.25% Non-Cumulative Preferred Stock, Series A”, with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth on Exhibit C hereto.

(iv) On February 27, 2019, the Board of Directors duly designated 6,900 shares of the authorized and unissued Preferred Stock of the Corporation as “6.25% Non-Cumulative Preferred Stock, Series B”, with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth on Exhibit D hereto.

(v) On May 18, 2020, the Board of Directors duly designated 9,000 shares of the authorized and unissued Preferred Stock of the Corporation as “6.125% Non-Cumulative Preferred Stock, Series C”, with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth on Exhibit E hereto.

(vi) On July 21, 2021, the Board of Directors duly designated 12,000 shares of the authorized and unissued Preferred Stock of the Corporation as “4.50% Non-Cumulative Preferred Stock, Series D”, with the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth on Exhibit F hereto.

FIFTH: No stock or other security of the Corporation shall carry with it and no owner of any share or shares of stock or other security or securities of the Corporation shall be entitled to any preferential or pre-emptive right whatsoever to acquire additional shares of stock or of any other security of the Corporation.

SIXTH: The Board of Directors of the Corporation shall have the power to make, alter, amend or repeal the By-laws of the Corporation.

SEVENTH: The election of directors need not be by written ballot unless the By-laws shall so provide.

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EIGHTH: No director or officer of the Company shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law (“DGCL”), as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article, or the adoption of any provision of the Restated Certificate of Incorporation inconsistent with this Article, shall not adversely affect any right or protection of any director or officer of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after the approval of this Article by the stockholders to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

NINTH:

A. At each annual meeting of stockholders beginning at the 2017 annual meeting, directors whose terms expire at that meeting (or such directors’ successors) shall be elected for a one-year term. Accordingly, at the 2017 annual meeting of stockholders, the directors whose terms expire at the meeting (or such directors’ successors) shall be elected to hold office for a one-year term expiring at the 2018 annual meeting of stockholders; at the 2018 annual meeting of stockholders, the directors whose terms expire at the meeting (or such directors’ successors) shall be elected to hold office for a one-year term expiring at the 2019 annual meeting of stockholders; and at the 2019 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders.

B. Notwithstanding anything in the Restated Certificate of Incorporation or By-Laws of the Corporation to the contrary, whenever the holders of any one or more classes or series of shares of capital stock of the Corporation other than shares of Common Stock shall have the right, voting separately by class or series, to elect directors, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of the Restated Certificate of Incorporation of the Corporation or any Certificate of Designation thereunder applicable thereto; and such directors so elected shall not be divided into classes pursuant to this Article Ninth unless expressly provided by such terms.

C. This Article Ninth may be altered, amended or repealed only by vote of the holders of eighty percent of the issued and outstanding shares of the Corporation’s stock entitled to vote generally for the election of directors, unless such alteration, amendment or repeal has been recommended by three-fourths of the directors then in office.

Said Restated Certificate of Incorporation has been duly adopted by the board of directors of the Corporation in accordance with the provisions of Section 245 of the General Corporation Law of Delaware, as amended.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, said STIFEL FINANCIAL CORP. has caused this Restated Certificate of Incorporation to be executed on its behalf on this August 10, 2023.

STIFEL FINANCIAL CORP.

By:	/s/ Ronald J. Kruszewski
Ronald J. Kruszewski
Chairman of the Board, Chief Executive Officer and Director

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Exhibit A

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

OF

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF

STIFEL FINANCIAL CORP.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

We, GEORGE H. WALKER III, President and Chief Executive Officer, and JOSEPH C. ZINGRICH, Assistant Secretary, of Stifel Financial Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the Company, the said Board of Directors on June 30, 1989, adopted the following resolution crating a series of One Hundred Thousand (100,000) shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Certificate of Incorporation, as amended, a series of Preferred Stock of the Company be an it hereby is created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount.

There shall be a series of the preferred stock of the Company which shall be designated as the “Series A Junior Participating Preferred Stock,” par value $1.00 per share, and the number of shares constituting such series shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

Section 2. Dividends and Distributions.

Subject to the prior and superior rights of the holders of any shares of any series of preferred stock of the Company ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of Common Stock, $.15 par value (the “Common Stock”), of the Company and any other junior stock, shall be entitled to receive, when as and if declared by the Board of Directors out of funds legally available for the purpose, subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to

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which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fractions the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 3. Voting Rights.

The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

a. Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to one hundred votes on all matters submitted to a vote of the stockholders of the Company.

b. Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Company. In the event the Company shall at any time after the Rights Declaration Date (i) declare or pay any dividend on Common Stock, payable in shares of Common Stock, or (ii) effect a subdivision or combination of the outstanding shares of Common Stock (y reclassification or otherwise) into a greater or lesser number of shares of Common Stock, into a smaller number of shares, then in each such se the number of votes to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

c. Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

a. Whenever dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Company shall not:

i. declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

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ii. declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

iii. except as permitted in Section 4(A)(iv) below, redeem or purchase of otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; and purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking in parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

b. The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase of otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares.

a. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. The Company shall cause all such shares upon their cancellation to be authorized but unissued shares of Preferred Stock which may be reissued as part of a new series or Preferred Stock, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up.

a. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $4,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Junior Participating Preferred Stock, no additional

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distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock, unless prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate shares of the remaining assets to be distributed in the ration of the Adjustment Number to 1 with respect to such Series A Junior Participating Preferred Stock and Common Stock, on a per share basis, respectively.

b. In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, in any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

c. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc.

In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times that aggregated amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

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Section 8. Redemption.

The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

Section 9. Ranking.

The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Company’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10. Amendment.

The Certificate of Incorporation of the Company shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

Section 11. Fractional Shares.

Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 30th day of June 1987.

By:	/s/George H. Walker III
George H. Walker III
President

ATTESTED:

By:	/s/John J. Goebel
John J. Goebel
Secretary

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Exhibit B

CERTIFICATE OF DESIGNATIONS,

PREFERENCES AND RIGHTS

OF

THE SPECIAL VOTING PREFERRED STOCK

OF

STIFEL FINANCIAL CORP.

(PURSUANT TO SECTION 151 OF THE

DELAWARE GENERAL CORPORATION LAW)

Stifel Financial Corp., a Company organized and existing under the General Corporation Law of the State of Delaware (the “Company”), hereby certifies that the following resolutions were adopted by the Board of Directors of the Company pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law (“DGCL”).

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company (the “Board of Directors” or the “Board”) in accordance with the provisions of the Restated Certificate of Incorporation of the Company, the Board of Directors hereby authorizes a series of the Company’s previously authorized Preferred Stock, par value $1.00 per share (the “Preferred Stock”), and hereby states the designations and number of shares and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

SPECIAL VOTING PREFERRED STOCK:

Section 1. Designation, Amount and Par Value. The series of preferred stock shall be designated as the Special Voting Preferred Stock (the “Special Voting Preferred Stock”) and the number of shares so designated shall be one (1). The share of Special Voting Preferred Stock shall have a par value of $1.00 per share.

Section 2. Dividends. The holder of record of the Special Voting Preferred Stock shall not be entitled to ~~r~~eceive any dividends declared and paid by the Company.

Section 3. Voting Rights. Except as otherwise required by law, with respect to the election of directors and on all matters submitted to a vote of the stockholders of the Company, the holder of record of the share of Special Voting Preferred Stock shall have a number of votes from time to time equal to the number of votes to which the holders of the shares of the Company’s common stock, par value $0.15 per share (“Common Stock”), issuable upon exchange of all outstanding Non-Voting Exchangeable Shares (“Exchangeable Shares”) of TWP Acquisition Company (Canada), Inc., a subsidiary of the Company organized under the Canada Business Corporations Act (“Canada Sub”) not owned by the Company or any person directly or indirectly controlled by or under common control with the Company, would be entitled with respect to such shares of Common Stock and such election or other matter if all such Exchangeable Shares were exchanged by the holders thereof for shares of the Common Stock of the Company pursuant to the terms of the Exchangeable Shares. The term “control” (including its correlative meanings, the terms “controlled by” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to direct (or cause the direction of) the management and policies of such person or entity, whether through

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the ownership of voting or other securities, by contract, or otherwise. The term “person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, a governmental entity or any agency, instrumentality or political subdivision of a governmental entity, or any other entity or body. Except as otherwise required by law, the holder of record of the single share of the Special Voting Preferred Stock and the holders of Common Stock of the Company shall vote together as one class on all matters submitted to a vote of the stockholders of the Company.

Section 4. Liquidation. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holder of record of the Special Voting Preferred Stock shall not be entitled to receive any assets of the Company available for distribution to its stockholders.

Section 5. Other Provisions.

(a) Pursuant to the terms of the Voting and Exchange Trust Agreement by and among Thomas Weisel Partners Group, Inc., a Delaware corporation (“Weisel”), Canada Sub and CIBC Mellon Trust Company, as trustee (the “Trustee”), dated January 2, 2008 (the “Trust Agreement”), one share of special voting preferred stock of Weisel was issued to the Trustee in exchange for consideration of $0.01. Pursuant to an Agreement and Plan of Merger among the Company, PTAS, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and Weisel, dated April 25, 2010, PTAS, Inc. will merge with and into Weisel (the “Merger”), with Weisel surviving the Merger and becoming a wholly-owned subsidiary of the Company. At or prior to the effective time of the Merger, Canada Sub, Weisel, the Company and the Trustee, as trustee, will enter into a Voting and Exchange Trust Supplement Agreement (the “Supplement”) which shall amend the Trust Agreement. Pursuant to the terms of the Supplement, the Company (i) shall deposit one share of the Special Voting Preferred Stock created hereby with the Trustee in substitution of the share of special voting preferred stock of Weisel held by the Trustee , and (ii) will agree to assume all of the obligations and acquire all of the rights of Weisel under the Trust Agreement.

(b) The Trustee shall exercise the voting rights attached to the Special Voting Preferred Stock pursuant to and in accordance with the Trust Agreement, as amended by the Supplement. The voting rights attached to the Special Voting Preferred Stock shall terminate pursuant to and in accordance with the Trust Agreement, as amended by the Supplement.

(c) At such time as the Special Voting Preferred Stock has no votes attached to it because there are no Exchangeable Shares of Canada Sub outstanding that are not owned by the Company or any person directly or indirectly controlled by or under common control with the Company, and there are no shares of stock, debt, options or other agreements of Canada Sub that could give rise to the issuance of any Exchangeable Shares to any person (other than the Company or any person directly or indirectly controlled by or under common control with the Company), the Special Voting Preferred Stock shall be canceled and retired without further action of the Company, the Board of Directors of the Company or any shareholder of the Company and without the payment of any consideration in exchange therefor.

Signature Page Follows

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IN WITNESS WHEREOF, this Certificate of Designations, Preferences and Rights is executed on behalf of the Company on this 30th day of June, 2010.

STIFEL FINANCIAL CORP.

By:	/s/ James M. Zemlyak
Name:	James M. Zemlyak
Title:	Senior Vice President, Chief Financial Officer and Treasurer

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Exhibit C

CERTIFICATE OF DESIGNATIONS

OF

6.25% NON-CUMULATIVE PREFERRED STOCK, SERIES A

OF

STIFEL FINANCIAL CORP.

STIFEL FINANCIAL CORP., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, DOES HEREBY CERTIFY:

The Pricing Committee (the “Committee”) of the board of directors of the Corporation (the “Board of Directors”), in accordance with the resolutions of the Board of Directors dated March 11, 2016, the provisions of the Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Corporation and applicable law, at a meeting duly called and held on July 11, 2016, adopted the following resolution creating a series of 6,000 shares of Preferred Stock of the Corporation designated as “6.25% Non-Cumulative Preferred Stock, Series A.”

RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated March 11, 2016, the provisions of the Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Corporation and applicable law, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1. Designation. The distinctive serial designation of such series of Preferred Stock is “6.25% Non-Cumulative Preferred Stock, Series A” (“Series A”). Each share of Series A shall be identical in all respects to every other share of Series A, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.

Section 2. Number of Shares. The authorized number of shares of Series A shall be 6,000. Shares of Series A that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Series A.

Section 3. Definitions. As used herein with respect to Series A:

(a) “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

(b) “Board of Directors” means the board of directors of the Corporation.

(c) “By-Laws” means the Amended and Restated By-Laws of the Corporation, as they may be amended from time to time.

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(d) “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City are generally authorized or obligated by law, regulation or executive order to close.

(e) “Certificate of Designations” means this Certificate of Designations relating to the Series A, as it may be amended from time to time.

(f) “Certificate of Incorporation” shall mean the Restated Certificate of Incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.

(g) “Common Stock” means the common stock, par value $0.15 per share, of the Corporation.

(h) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation (other than Series A) that ranks junior to Series A either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(i) “Parity Stock” means any class or series of stock of the Corporation (other than Series A) that ranks equally with Series A both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(j) “Preferred Stock” means any and all series of Preferred Stock, having a par value of $1.00 per share, of the Corporation, including the Series A.

(k) “Regulatory Capital Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series A, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of Series A, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of Series A, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series A then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of Series A is outstanding.

(l) “Voting Preferred Stock” means, with regard to any election or removal of a Preferred Stock Director (as defined in Section 7(b) below) or any other matter as to which the holders of Series A are entitled to vote as specified in Section 7 of this Certificate of Designations, any and all series of Preferred Stock (other than Series A) that rank equally with Series A either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.

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Section 4. Dividends.

(a) Rate. Holders of Series A shall be entitled to receive, when, as and if declared by the Board of Directors (or any duly authorized committee of the Board of Directors) out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends at the rate per annum equal to 6.25% applied to the liquidation preference amount of $25,000 per share of Series A. Such dividends shall be payable quarterly in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors (or any duly authorized committee of the Board of Directors), on March 15, June 15, September 15 and December 15 (“Dividend Payment Dates”), commencing on September 15, 2016; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such dividend shall instead be payable on the immediately succeeding Business Day, without interest or other payment in respect of such delayed payment. Dividends on Series A shall not be cumulative; holders of Series A shall not be entitled to receive any dividends not declared by the Board of Directors (or any duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared.

Dividends on the Series A shall not be declared or set aside for payment if and to the extent such dividends would cause the Corporation to fail to comply with the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) applicable to the Corporation.

Dividends that are payable on Series A on any Dividend Payment Date will be payable to holders of record of Series A as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors (or any duly authorized committee of the Board of Directors) that is not more than 60 days nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the date of original issue of the Series A, provided that, for any share of Series A issued after such original issue date, the initial Dividend Period for such shares may commence on and include such other date as the Board of Directors (or any duly authorized committee of the Board of Directors) shall determine and publicly disclose) and shall end on and include the calendar day next preceding the next Dividend Payment Date. Dividends payable on the Series A in respect of any Dividend Period shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable in respect of a Dividend Period shall be payable in arrears – i.e., on the first Dividend Payment Date after such Dividend Period.

Holders of Series A shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series A as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).

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(b) Priority of Dividends. So long as any share of Series A remains outstanding, no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in Junior Stock), and no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock and other than through the use of the proceeds of a substantially contemporaneous sale of Junior Stock) during a Dividend Period, unless the full dividends for the latest completed Dividend Period on all outstanding shares of Series A have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing provision shall not restrict the ability of Stifel, Nicolaus & Company, Incorporated, or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period) in full upon the Series A and any shares of Parity Stock, all dividends declared on the Series A and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series A and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.

Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors (or any duly authorized committee of the Board of Directors) may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and the Series A shall not be entitled to participate in any such dividends.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series A shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Series A as to such distribution, in full an amount equal to $25,000 per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment of such distribution (but without any amount in respect of dividends that have not been declared prior to such payment date).

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(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series A and all holders of any stock of the Corporation ranking equally with the Series A as to such distribution, the amounts paid to the holders of Series A and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series A and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series A and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series A, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series A receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series A is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series A at the time outstanding, upon notice given as provided in Section 6(c) below, (i) in whole or in part, from time to time, on any date on or after July 15, 2021 (or, if not a Business Day, the next succeeding Business Day), or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event, in each case, at a redemption price per share equal to $25,000, plus (except as otherwise provided herein below) an amount equal to any dividends per share that have accrued but not been paid for the then-current Dividend Period to but excluding the redemption date, whether or not such dividends have been declared. The redemption price for any shares of Series A shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above. Notwithstanding the foregoing, the Corporation may not redeem shares of Series A without having received the prior approval of the Appropriate Federal Banking Agency if then required under capital guidelines applicable to the Corporation.

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(b) No Sinking Fund. The Series A will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series A will have no right to require redemption of any shares of Series A.

(c) Notice of Redemption. Notice of every redemption of shares of Series A shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A. Notwithstanding the foregoing, if the Series A or any depositary shares representing interests in the Series A are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series A at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series A to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series A at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series A shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Voting Rights.

(a) General. The holders of Series A shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

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(b) Right To Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of Series A shall not have been declared and paid for at least six Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall automatically be increased by two and the holders of Series A, together with the holders of all outstanding shares of Voting Preferred Stock, voting together as a single class, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Preferred Stock are entitled to elect pursuant to like voting rights) and that the election of any Preferred Stock Directors shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors.

In the event that the holders of the Series A, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Series A or of any other series of Voting Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series A or any series of Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law.

When dividends have been paid in full on the Series A for four consecutive Dividend Periods after a Nonpayment Event, then the right of the holders of Series A to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series A and Voting Preferred Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of all of the outstanding shares of the Series A and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of all of the outstanding shares of the Series A and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock

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Director after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.

(c) Other Voting Rights. So long as any shares of Series A are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66-2/3% of the shares of Series A and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series A with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Series A. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series A, taken as a whole; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series A, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series A remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized or issued Series A or authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series A with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series A.

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If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect the Series A and one or more but not all other series of Preferred Stock, then only the Series A and such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).

(d) Changes for Clarification. Without the consent of the holders of the Series A, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A, the Corporation may amend, alter, supplement or repeal any terms of the Series A:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series A that is not inconsistent with the provisions of this Certificate of Designations.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series A shall be required pursuant to Section 7(b), (c) or (d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series A shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series A (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors (or any duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the By-Laws, applicable law and any national securities exchange or other trading facility on which the Series A is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series A and all Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series A are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series A may deem and treat the record holder of any share of Series A as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

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Section 9. Notices. All notices or communications in respect of Series A shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or By-Laws or by applicable law.

Section 10. Rank. For the avoidance of doubt, the Board of Directors (or any duly authorized committee of the Board of Directors) may, without the vote of the holders of Series A, authorize and issue additional shares of Junior Stock or shares of any class or Series of stock of the Corporation now existing or hereafter authorized that ranks equally with the Series A in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

Section 11. No Preemptive or Conversion Rights. No share of Series A shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted. No share of Series A shall have any rights to convert such Series A into shares of any other class of capital stock of the Corporation.

Section 12. Other Rights. The shares of Series A shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

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IN WITNESS WHEREOF, STIFEL FINANCIAL CORP. has caused this Certificate of Designations to be signed by a duly authorized officer this 14th day of July, 2016.

STIFEL FINANCIAL CORP.

By:	/s/ James M. Zemlyak
Name:	James M. Zemlyak
Title:	President and Chief Financial Officer

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Exhibit D

CERTIFICATE OF DESIGNATIONS

OF

6.25% NON-CUMULATIVE PREFERRED STOCK, SERIES B

OF

STIFEL FINANCIAL CORP.

STIFEL FINANCIAL CORP., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, DOES HEREBY CERTIFY:

The Pricing Committee (the “Committee”) of the board of directors of the Corporation (the “Board of Directors”), in accordance with the resolutions of the Board of Directors dated February 19, 2019, the provisions of the Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Corporation and applicable law, at a meeting duly called and held on February 21, 2019, adopted the following resolution creating a series of 6,900 shares of Preferred Stock of the Corporation designated as “6.25% Non-Cumulative Preferred Stock, Series B.”

RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated February 19, 2019, the provisions of the Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Corporation and applicable law, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1. Designation. The distinctive serial designation of such series of Preferred Stock is “6.25% Non-Cumulative Preferred Stock, Series B” (“Series B”). Each share of Series B shall be identical in all respects to every other share of Series B, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below. Series B will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. Shares of Series B may be represented in the form of uncertificated or certificated shares, provided, however, that any holder of certificated shares of Series B and, upon request, every holder of uncertificated shares of Series B shall be entitled to have a certificate for shares of Series B signed by, or in the name of, the Corporation in accordance with Section 6.1 of the Amended and Restated By-Laws, certifying the number of shares owned by such holder.

Section 2. Number of Shares. The authorized number of shares of Series B shall be 6,900. Shares of Series B that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Series B.

Section 3. Definitions. As used herein with respect to Series B:

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(a) “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

(b) “Board of Directors” means the board of directors of the Corporation.

(c) “By-Laws” means the Amended and Restated By-Laws of the Corporation, as they may be amended from time to time.

(d) “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City are generally authorized or obligated by law, regulation or executive order to close.

(e) “Certificate of Designations” means this Certificate of Designations relating to the Series B, as it may be amended from time to time.

(f) “Certificate of Incorporation” shall mean the Restated Certificate of Incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.

(g) “Common Stock” means the common stock, par value $0.15 per share, of the Corporation.

(h) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation (other than Series B) that ranks junior to Series B either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(i) “Parity Stock” means the Corporation’s 6.25% Non-Cumulative Preferred Stock, Series A, and any other class or series of stock of the Corporation (other than Series B) that ranks equally with Series B both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(j) “Preferred Stock” means any and all series of Preferred Stock, having a par value of $1.00 per share, of the Corporation, including the Series B.

(k) “Regulatory Capital Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series B, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of Series B, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of Series B, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series B then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of Series B is outstanding.

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(l) “Voting Preferred Stock” means, with regard to any election or removal of a Preferred Stock Director (as defined in Section 7(b) below) or any other matter as to which the holders of Series B are entitled to vote as specified in Section 7 of this Certificate of Designations, the Corporation’s 6.25% Non-Cumulative Preferred Stock, Series A, and any and all other series of Preferred Stock (other than Series B) that rank equally with Series B as to the payment of dividends and upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 4. Dividends.

(a) Rate. Holders of Series B shall be entitled to receive, when, as and if declared by the Board of Directors (or any duly authorized committee of the Board of Directors) out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends at the rate per annum equal to 6.25% applied to the liquidation preference amount of $25,000 per share of Series B. Such dividends shall be payable quarterly in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors (or any duly authorized committee of the Board of Directors), on March 15, June 15, September 15 and December 15 (“Dividend Payment Dates”), commencing on March 15, 2019; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such dividend shall instead be payable on the immediately succeeding Business Day, without interest or other payment in respect of such delayed payment. Dividends on Series B shall not be cumulative; holders of Series B shall not be entitled to receive any dividends not declared by the Board of Directors (or any duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared.

Dividends on the Series B shall not be declared or set aside for payment if and to the extent such dividends would cause the Corporation to fail to comply with the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) applicable to the Corporation.

Dividends that are payable on Series B on any Dividend Payment Date will be payable to holders of record of Series B as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors (or any duly authorized committee of the Board of Directors) that is not more than 60 days nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the date of original issue of the Series B, provided that, for any share of Series B issued after such original issue date, the initial Dividend Period for such shares may commence on and include such other date as the Board of Directors (or any duly authorized committee of the Board of

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Directors) shall determine and publicly disclose) and shall end on and include the calendar day next preceding the next Dividend Payment Date. Dividends payable on the Series B in respect of any Dividend Period shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable in respect of a Dividend Period shall be payable in arrears – i.e., on the first Dividend Payment Date after such Dividend Period.

Holders of Series B shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series B as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).

(b) Priority of Dividends. So long as any share of Series B remains outstanding, (i) no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in Junior Stock), (ii) no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock and other than through the use of the proceeds of a substantially contemporaneous sale of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation otherwise than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series B and such Parity Stock except by conversion into or exchange for Junior Stock unless, in each case, the full dividends for the latest completed Dividend Period on all outstanding shares of Series B have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing provision shall not restrict the ability of Stifel, Nicolaus & Company, Incorporated, or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period) in full upon the Series B and any shares of Parity Stock, all dividends declared on the Series B and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series B and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.

Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors (or any duly authorized committee of the Board of Directors) may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and the shares of Series B or Parity Stock shall not be entitled to participate in any such dividends.

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Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series B shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Series B as to such distribution, and subject to the rights of the holders of any Parity Stock upon liquidation, in full an amount equal to $25,000 per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment of such distribution (but without any amount in respect of dividends that have not been declared prior to such payment date).

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series B and all holders of any Parity Stock, the amounts paid to the holders of Series B and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series B and the holders of all such Parity Stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series B and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series B and all holders of any Parity Stock, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series B receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series B is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series B at the time outstanding, upon notice given as provided in Section 6(c) below, (i) in whole or in part, from time to time, on any date on or after March 15, 2024 (or, if not a Business Day, the next succeeding Business Day), or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event, in each case, at a redemption price per share equal to $25,000, plus (except as otherwise provided herein

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below) an amount equal to any dividends per share that have accrued but not been paid for the then-current Dividend Period to but excluding the redemption date, whether or not such dividends have been declared. The redemption price for any shares of Series B shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above. Notwithstanding the foregoing, the Corporation may not redeem shares of Series B without having received the prior approval of the Appropriate Federal Banking Agency if then required under capital guidelines applicable to the Corporation.

(b) No Sinking Fund. The Series B will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series B will have no right to require redemption of any shares of Series B.

(c) Notice of Redemption. Notice of every redemption of shares of Series B shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 25 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series B designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B. Notwithstanding the foregoing, if the Series B or any depositary shares representing interests in the Series B are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series B at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series B to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series B at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series B shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for

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redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Voting Rights.

(a) General. The holders of Series B shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of Series B or any shares of Voting Preferred Stock shall not have been declared and paid for at least six Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall automatically be increased by two and the holders of Series B, together with the holders of all outstanding shares of Voting Preferred Stock, voting together as a single class, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Preferred Stock are entitled to elect pursuant to like voting rights) and that the election of any Preferred Stock Directors shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors.

In the event that the holders of the Series B, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Series B or of any other series of Voting Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series B or any series of Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law.

When dividends have been paid in full on the Series B and any Voting Preferred Stock for four consecutive Dividend Periods after a Nonpayment Event, then the right of the holders of Series B and Voting Preferred Stock to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series B and Voting Preferred Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

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Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of all of the outstanding shares of the Series B and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of all of the outstanding shares of the Series B and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.

(c) Other Voting Rights. So long as any shares of Series B are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66-2/3% of the shares of Series B and any Parity Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series B with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Series B. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series B, taken as a whole; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series B, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series B remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving

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or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series B immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized or issued Series B or authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series B with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series B.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect the Series B and one or more but not all other series of Preferred Stock, then only the Series B and such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).

(d) Changes for Clarification. Without the consent of the holders of the Series B, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series B, the Corporation may amend, alter, supplement or repeal any terms of the Series B:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series B that is not inconsistent with the provisions of this Certificate of Designations.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series B shall be required pursuant to Section 7(b), (c) or (d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series B shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series B (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors (or any duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules

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and procedures shall conform to the requirements of the Certificate of Incorporation, the By-Laws, applicable law and any national securities exchange or other trading facility on which the Series B is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series B, Parity Stock and/or Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series B are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series B may deem and treat the record holder of any share of Series B as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Series B shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or By-Laws or by applicable law.

Section 10. Rank. For the avoidance of doubt, the Board of Directors (or any duly authorized committee of the Board of Directors) may, without the vote of the holders of Series B, authorize and issue additional shares of Junior Stock or shares of any class or Series of stock of the Corporation now existing or hereafter authorized that ranks equally with the Series B in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

Section 11. No Preemptive or Conversion Rights. No share of Series B shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted. No share of Series B shall have any rights to convert such Series B into shares of any other class of capital stock of the Corporation.

Section 12. Other Rights. The shares of Series B shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

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IN WITNESS WHEREOF, STIFEL FINANCIAL CORP. has caused this Certificate of Designations to be signed by a duly authorized officer this 27th day of February, 2019.

STIFEL FINANCIAL CORP.

By:	/s/ James M. Marischen
Name:	James M. Marischen
Title:	Chief Financial Officer

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Exhibit E

CERTIFICATE OF DESIGNATIONS

OF

6.125% NON-CUMULATIVE PREFERRED STOCK, SERIES C

OF

STIFEL FINANCIAL CORP.

STIFEL FINANCIAL CORP., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, DOES HEREBY CERTIFY:

The Pricing Committee (the “Committee”) of the board of directors of the Corporation (the “Board of Directors”), in accordance with the resolutions of the Board of Directors dated May 5, 2020 and May 12, 2020, the provisions of the Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Corporation and applicable law, at a meeting duly called and held on May 12, 2020, adopted the following resolution creating a series of 9,000 shares of Preferred Stock of the Corporation designated as “6.125% Non-Cumulative Preferred Stock, Series C.”

RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated May 5, 2020 and May 12, 2020, the provisions of the Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Corporation and applicable law, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1. Designation. The distinctive serial designation of such series of Preferred Stock is “6.125% Non-Cumulative Preferred Stock, Series C” (“Series C”). Each share of Series C shall be identical in all respects to every other share of Series C, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below. Series C will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. Shares of Series C may be represented in the form of uncertificated or certificated shares, provided, however, that any holder of certificated shares of Series C and, upon request, every holder of uncertificated shares of Series C shall be entitled to have a certificate for shares of Series C signed by, or in the name of, the Corporation in accordance with Section 6.1 of the Amended and Restated By-Laws, certifying the number of shares owned by such holder.

Section 2. Number of Shares. The authorized number of shares of Series C shall be 9,000. Shares of Series C that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Series C.

Section 3. Definitions. As used herein with respect to Series C:

(a) “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

(b) “Board of Directors” means the board of directors of the Corporation.

(c) “By-Laws” means the Amended and Restated By-Laws of the Corporation, as they may be amended from time to time.

(d) “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City are generally authorized or obligated by law, regulation or executive order to close.

(e) “Certificate of Designations” means this Certificate of Designations relating to the Series C, as it may be amended from time to time.

(f) “Certificate of Incorporation” means the Restated Certificate of Incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.

(g) “Common Stock” means the common stock, par value $0.15 per share, of the Corporation.

(h) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation that ranks junior to Series C as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(i) “Parity Stock” means the Corporation’s 6.25% Non-Cumulative Preferred Stock, Series A, 6.25% Non-Cumulative Preferred Stock, Series B, and any other class or series of stock of the Corporation (other than Series C) that ranks equally with Series C both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(j) “Preferred Stock” means any and all series of Preferred Stock, having a par value of $1.00 per share, of the Corporation, including the Series C.

(k) “Regulatory Capital Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series C, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of Series C, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of Series C, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series C then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of Series C is outstanding.

(l) “Voting Preferred Stock” means, with regard to any election or removal of a Preferred Stock Director (as defined in Section 7(b) below) or any other matter as to which the holders of Series C are entitled to vote as specified in Section 7 of this Certificate of Designations, and any and all other series of Preferred Stock (other than Series C) that rank equally with Series C as to the payment of dividends and upon which like voting rights have been conferred and are exercisable with respect to such matter, which may include the Corporation’s 6.25% Non-Cumulative Preferred Stock, Series A and 6.25% Non-Cumulative Preferred Stock, Series B.

Section 4. Dividends.

(a) Rate. Holders of Series C shall be entitled to receive, when, as and if declared by the Board of Directors (or any duly authorized committee of the Board of Directors) out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends at the rate per annum equal to 6.125% applied to the liquidation preference amount of $25,000 per share of Series C. Such dividends shall be payable quarterly in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors (or any duly authorized committee of the Board of Directors), on March 15, June 15, September 15 and December 15 (“Dividend Payment Dates”), commencing on September 15, 2020; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such dividend shall instead be payable on the immediately succeeding Business Day, without interest or other payment in respect of such delayed payment. Dividends on Series C shall not be cumulative; holders of Series C shall not be entitled to receive any dividends not declared by the Board of Directors (or any duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared.

Dividends on the Series C shall not be declared or set aside for payment if and to the extent such dividends would cause the Corporation to fail to comply with the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) applicable to the Corporation.

Dividends that are payable on Series C on any Dividend Payment Date will be payable to holders of record of Series C as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors (or any duly authorized committee of the Board of Directors) that is not more than 60 days nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the date of original issue of the Series C, provided that, for any share of Series C issued after such original issue date, the initial Dividend Period for such shares may commence on and include such other date as the Board of Directors (or any duly authorized committee of the Board of Directors) shall determine and publicly disclose) and shall end on and include the calendar day preceding the next Dividend Payment Date. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends payable on the Series C in respect of any Dividend Period shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable in respect of a Dividend Period shall be payable in arrears – i.e., on the first Dividend Payment Date after such Dividend Period.

Holders of Series C shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series C as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).

(b) Priority of Dividends. So long as any share of Series C remains outstanding, (i) no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in Junior Stock), (ii) no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock and other than through the use of the proceeds of a substantially contemporaneous sale of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series C and such Parity Stock except by conversion into or exchange for Junior Stock unless, in each case, the full dividends for the latest completed Dividend Period on all outstanding shares of Series C have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing provision shall not restrict the ability of Stifel, Nicolaus & Company, Incorporated, or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period) in full upon the Series C and any shares of Parity Stock, all dividends declared on the Series C and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series C and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.

Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors (or any duly authorized committee of the Board of Directors) may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and the shares of Series C or Parity Stock shall not be entitled to participate in any such dividends.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series C shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Series C as to such distribution, and subject to the rights of the holders of any Parity Stock upon liquidation, in full an amount equal to $25,000 per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment of such distribution (but without any amount in respect of dividends that have not been declared prior to such payment date).

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series C and all holders of any Parity Stock, the amounts paid to the holders of Series C and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series C and the holders of all such Parity Stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series C and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series C and all holders of any Parity Stock, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series C receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series C is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series C at the time outstanding, upon notice given as provided in Section 6(c) below, (i) in whole or in part, from time to time, on any date on or after June 15, 2025 (or, if not a Business Day, the next succeeding Business Day), or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event, in each case, at a redemption price per share equal to $25,000, plus (except as otherwise provided herein below) an amount equal to any dividends per share that have accrued but not been paid for the then-current Dividend Period to but excluding the redemption date, whether or not such dividends have been declared. The redemption price for any shares of Series C shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above. Notwithstanding the foregoing, the Corporation may not redeem shares of Series C without having received the prior approval of the Appropriate Federal Banking Agency if then required under capital guidelines applicable to the Corporation.

(b) No Sinking Fund. The Series C will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series C will have no right to require redemption of any shares of Series C.

(c) Notice of Redemption. Notice of every redemption of shares of Series C shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series C designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series C. Notwithstanding the foregoing, if the Series C or any depositary shares representing interests in the Series C are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series C at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series C to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series C at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series C shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption unless the Corporation defaults in the payment of the redemption price of the shares of shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Voting Rights.

(a) General. The holders of Series C shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of Series C or any shares of Voting Preferred Stock shall not have been declared and paid for at least six Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall automatically be increased by two and the holders of Series C, together with the holders of all outstanding shares of Voting Preferred Stock, voting together as a single class, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Preferred Stock are entitled to elect pursuant to like voting rights) and that the election of any Preferred Stock Directors shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors.

In the event that the holders of the Series C, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Series C or of any other series of Voting Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series C or any series of Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law.

When dividends have been paid in full on the Series C and any Voting Preferred Stock for four consecutive Dividend Periods after a Nonpayment Event, then the right of the holders of Series C and Voting Preferred Stock to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series C and Voting Preferred Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of all of the outstanding shares of the Series C and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of all of the outstanding shares of the Series C and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.

(c) Other Voting Rights. So long as any shares of Series C are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66-2/3% of the shares of Series C and any Parity Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series C with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Series C. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series C, taken as a whole; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series C, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series C remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series C immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized or issued Series C or authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series C with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series C.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect the Series C and one or more but not all other series of Preferred Stock, then only the Series C and such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).

(d) Changes for Clarification. Without the consent of the holders of the Series C, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series C, the Corporation may amend, alter, supplement or repeal any terms of the Series C:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series C that is not inconsistent with the provisions of this Certificate of Designations.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series C shall be required pursuant to Section 7(b), (c) or (d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series C shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series C (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors (or any duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the By-Laws, applicable law and any national securities exchange or other trading facility on which the Series C is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series C, Parity Stock and/or Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series C are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series C may deem and treat the record holder of any share of Series C as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Series C shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or By-Laws or by applicable law.

Section 10. Rank. For the avoidance of doubt, the Board of Directors (or any duly authorized committee of the Board of Directors) may, without the vote of the holders of Series C, authorize and issue additional shares of Junior Stock or shares of any class or Series of stock of the Corporation now existing or hereafter authorized that ranks equally with the Series C in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

Section 11. No Preemptive or Conversion Rights. No share of Series C shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted. No share of Series C shall have any rights to convert such Series C into shares of any other class of capital stock of the Corporation.

Section 12. Other Rights. The shares of Series C shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

IN WITNESS WHEREOF, STIFEL FINANCIAL CORP. has caused this Certificate of Designations to be signed by a duly authorized officer this 18th day of May, 2020.

STIFEL FINANCIAL CORP.

By:	/s/ James M. Marischen
Name:	James M. Marischen
Title:	Chief Financial Officer

Exhibit F

CERTIFICATE OF DESIGNATIONS

OF

4.50% NON-CUMULATIVE PREFERRED STOCK, SERIES D

OF

STIFEL FINANCIAL CORP.

STIFEL FINANCIAL CORP., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, DOES HEREBY CERTIFY:

The Pricing Committee (the “Committee”) of the board of directors of the Corporation (the “Board of Directors”), in accordance with the resolutions of the Board of Directors dated July 13, 2021, the provisions of the Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Corporation and applicable law, at a meeting duly called and held on July 15, 2021, adopted the following resolution creating a series of 12,000 shares of Preferred Stock of the Corporation designated as “4.50% Non-Cumulative Preferred Stock, Series D.”

RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated July 13, 2021, the provisions of the Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Corporation and applicable law, a series of Preferred Stock, par value $1.00 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1. Designation. The distinctive serial designation of such series of Preferred Stock is “4.50% Non-Cumulative Preferred Stock, Series D” (“Series D”). Each share of Series D shall be identical in all respects to every other share of Series D, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below. Series D will rank equally with Parity Stock, if any, and will rank senior to Junior Stock with respect to the payment of dividends and/or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. Shares of Series D may be represented in the form of uncertificated or certificated shares, provided, however, that any holder of certificated shares of Series D and, upon request, every holder of uncertificated shares of Series D shall be entitled to have a certificate for shares of Series D signed by, or in the name of, the Corporation in accordance with Section 6.1 of the Amended and Restated By-Laws, certifying the number of shares owned by such holder.

Section 2. Number of Shares. The authorized number of shares of Series D shall be 12,000. Shares of Series D that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Series D.

Section 3. Definitions. As used herein with respect to Series D:

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(a) “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

(b) “Board of Directors” means the board of directors of the Corporation.

(c) “By-Laws” means the Amended and Restated By-Laws of the Corporation, as they may be amended from time to time.

(d) “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City are generally authorized or obligated by law, regulation or executive order to close.

(e) “Certificate of Designations” means this Certificate of Designations relating to the Series D, as it may be amended from time to time.

(f) “Certificate of Incorporation” means the Restated Certificate of Incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.

(g) “Common Stock” means the common stock, par value $0.15 per share, of the Corporation.

(h) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation that ranks junior to Series D as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(i) “Parity Stock” means the Corporation’s 6.25% Non-Cumulative Preferred Stock, Series A, 6.25% Non-Cumulative Preferred Stock, Series B, 6.125% Non-Cumulative Preferred Stock, Series C, and any other class or series of stock of the Corporation (other than Series D) that ranks equally with Series D both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(j) “Preferred Stock” means any and all series of Preferred Stock, having a par value of $1.00 per share, of the Corporation, including the Series D.

(k) “Regulatory Capital Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series D, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of Series D, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of Series D, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series D then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of Series D is outstanding.

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(l) “Voting Preferred Stock” means, with regard to any election or removal of a Preferred Stock Director (as defined in Section 7(b) below) or any other matter as to which the holders of Series D are entitled to vote as specified in Section 7 of this Certificate of Designations, and any and all other series of Preferred Stock (other than Series D) that rank equally with Series D as to the payment of dividends and upon which like voting rights have been conferred and are exercisable with respect to such matter, which may include the Corporation’s 6.25% Non-Cumulative Preferred Stock, Series A, 6.25% Non-Cumulative Preferred Stock, Series B, and 6.125% Non-Cumulative Preferred Stock, Series C.

Section 4. Dividends.

(a) Rate. Holders of Series D shall be entitled to receive, when, as and if declared by the Board of Directors (or any duly authorized committee of the Board of Directors) out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends at the rate per annum equal to 4.50% applied to the liquidation preference amount of $25,000 per share of Series D. Such dividends shall be payable quarterly in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors (or any duly authorized committee of the Board of Directors), on March 15, June 15, September 15 and December 15 (“Dividend Payment Dates”), commencing on September 15, 2021; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such dividend shall instead be payable on the immediately succeeding Business Day, without interest or other payment in respect of such delayed payment. Dividends on Series D shall not be cumulative; holders of Series D shall not be entitled to receive any dividends not declared by the Board of Directors (or any duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared.

Dividends on the Series D shall not be declared or set aside for payment if and to the extent such dividends would cause the Corporation to fail to comply with the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) applicable to the Corporation.

Dividends that are payable on Series D on any Dividend Payment Date will be payable to holders of record of Series D as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors (or any duly authorized committee of the Board of Directors) that is not more than 60 days nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

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Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the date of original issue of the Series D, provided that, for any share of Series D issued after such original issue date, the initial Dividend Period for such shares may commence on and include such other date as the Board of Directors (or any duly authorized committee of the Board of Directors) shall determine and publicly disclose) and shall end on and include the calendar day preceding the next Dividend Payment Date. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends payable on the Series D in respect of any Dividend Period shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable in respect of a Dividend Period shall be payable in arrears – i.e., on the first Dividend Payment Date after such Dividend Period.

Holders of Series D shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series D as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).

(b) Priority of Dividends. So long as any share of Series D remains outstanding, (i) no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in Junior Stock), (ii) no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock and other than through the use of the proceeds of a substantially contemporaneous sale of Junior Stock), nor shall any monies be paid to or made available for a sinking fund for the redemption of any such Junior Stock by the Corporation and (iii) no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by the Corporation other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series D and such Parity Stock except by conversion into or exchange for Junior Stock unless, in each case, the full dividends for the latest completed Dividend Period on all outstanding shares of Series D have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing provision shall not restrict the ability of Stifel, Nicolaus & Company, Incorporated, or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period) in full upon the Series D and any shares of Parity Stock, all dividends declared on the Series D and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series D and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.

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Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors (or any duly authorized committee of the Board of Directors) may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and the shares of Series D or Parity Stock shall not be entitled to participate in any such dividends.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series D shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Series D as to such distribution, and subject to the rights of the holders of any Parity Stock upon liquidation, in full an amount equal to $25,000 per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment of such distribution (but without any amount in respect of dividends that have not been declared prior to such payment date).

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series D and all holders of any Parity Stock, the amounts paid to the holders of Series D and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series D and the holders of all such Parity Stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series D and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series D and all holders of any Parity Stock, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series D receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

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Section 6. Redemption.

(a) Optional Redemption. The Series D is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series D at the time outstanding, upon notice given as provided in Section 6(c) below, (i) in whole or in part, from time to time, on any date on or after August 15, 2026 (or, if not a Business Day, the next succeeding Business Day), or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Event, in each case, at a redemption price per share equal to $25,000, plus (except as otherwise provided herein below) an amount equal to any dividends per share that have accrued but not been paid for the then-current Dividend Period to but excluding the redemption date, whether or not such dividends have been declared. The redemption price for any shares of Series D shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above. Notwithstanding the foregoing, the Corporation may not redeem shares of Series D without having received the prior approval of the Appropriate Federal Banking Agency if then required under capital guidelines applicable to the Corporation.

(b) No Sinking Fund. The Series D will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series D will have no right to require redemption of any shares of Series D.

(c) Notice of Redemption. Notice of every redemption of shares of Series D shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Section 6(c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series D designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series D. Notwithstanding the foregoing, if the Series D or any depositary shares representing interests in the Series D are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series D at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series D to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series D at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series D shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

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(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption unless the Corporation defaults in the payment of the redemption price of the shares of shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Voting Rights.

(a) General. The holders of Series D shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of Series D or any shares of Voting Preferred Stock shall not have been declared and paid for at least six Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall automatically be increased by two and the holders of Series D, together with the holders of all outstanding shares of Voting Preferred Stock, voting together as a single class, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Preferred Stock are entitled to elect pursuant to like voting rights) and that the election of any Preferred Stock Directors shall not cause the Corporation to violate the corporate governance requirements of the New York Stock Exchange (or any other exchange on which the Corporation’s securities may be listed) that listed companies must have a majority of independent directors.

In the event that the holders of the Series D, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Series D or of any other series of Voting Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series D or any series of Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law.

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When dividends have been paid in full on the Series D and any Voting Preferred Stock for four consecutive Dividend Periods after a Nonpayment Event, then the right of the holders of Series D and Voting Preferred Stock to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series D and Voting Preferred Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of all of the outstanding shares of the Series D and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of all of the outstanding shares of the Series D and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.

(c) Other Voting Rights. So long as any shares of Series D are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66-2/3% of the shares of Series D and any Parity Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series D with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) Amendment of Series D. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series D, taken as a whole; or

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(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series D, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series D remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preferred securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preferred securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series D immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized or issued Series D or authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series D with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series D.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect the Series D and one or more but not all other series of Preferred Stock, then only the Series D and such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).

(d) Changes for Clarification. Without the consent of the holders of the Series D, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series D, the Corporation may amend, alter, supplement or repeal any terms of the Series D:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series D that is not inconsistent with the provisions of this Certificate of Designations.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series D shall be required pursuant to Section 7(b), (c) or (d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series D shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

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(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series D (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors (or any duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the By-Laws, applicable law and any national securities exchange or other trading facility on which the Series D is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series D, Parity Stock and/or Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series D are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series D may deem and treat the record holder of any share of Series D as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Series D shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or By-Laws or by applicable law.

Section 10. Rank. For the avoidance of doubt, the Board of Directors (or any duly authorized committee of the Board of Directors) may, without the vote of the holders of Series D, authorize and issue additional shares of Junior Stock or shares of any class or Series of stock of the Corporation now existing or hereafter authorized that ranks equally with the Series D in the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

Section 11. No Preemptive or Conversion Rights. No share of Series D shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted. No share of Series D shall have any rights to convert such Series D into shares of any other class of capital stock of the Corporation.

Section 12. Other Rights. The shares of Series D shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

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IN WITNESS WHEREOF, STIFEL FINANCIAL CORP. has caused this Certificate of Designations to be signed by a duly authorized officer this 21st day of July, 2021.

STIFEL FINANCIAL CORP.

By:	/s/ James M. Marischen
Name:	James M. Marischen
Title:	Chief Financial Officer

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